Exhibit 10(o)

EXECUTION

NOTE SALE AGREEMENT

THIS NOTE SALE AGREEMENT is dated as of October 15, 2009 (the “Agreement”), by and between GOLDEN GATE CAPTIVE INSURANCE COMPANY, its successors and assigns (the “Purchaser”) and Dr. Michael Frege, in his capacity as insolvency administrator (Insolvenzverwalter) of LEHMAN BROTHERS BANKHAUS AG (i. Ins.) (the “Insolvency Administrator”) over the assets of LEHMAN BROTHERS BANKHAUS AG (i. Ins.) (the “Seller”).

RECITALS

WHEREAS, insolvency proceedings have been commenced over the assets of LEHMAN BROTHERS BANKHAUS AG, (local court of Frankfurt/Main, case no. 810 IN 1120/08 L);

WHEREAS, in accordance with the terms and conditions hereof, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, certain surplus notes as further identified on Schedule I attached hereto;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Fiscal Agency Agreement.

“Assignment(s)” shall mean the related assignment of any Note, a form of which is attached hereto as Exhibit A.

“Closing Date” shall mean October 15, or such other date prior to December 31, 2009 as the Purchaser and Seller may mutually agree.

“Company” shall mean Protective Life Corporation.

“Fiscal Agency Agreement” shall mean the Third Amended and Restated Fiscal Agency Agreement, dated as of December 20, 2007 (as the same has been and may be amended, supplemented and modified), by and between Issuer and The Bank of New York Mellon Trust Company, N.A.

“Fiscal Agent” shall mean The Bank of New York Mellon Trust Company, N.A.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator, and any self-regulatory organization.

“Issuer” shall mean Golden Gate Captive Insurance Company.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party under any conditional sale or other title retention agreement or capital lease.

“Note(s)” shall mean those Series A Floating Rate Surplus Notes identified on Schedule I attached hereto.

“Purchase Price” shall mean Two hundred eighty million dollars in United States currency (U.S.$280,000,000).

SECTION 2. Purchase and Sale of Notes.

(a)             Subject to the terms and conditions hereof, Seller agrees to sell, and the Purchaser agrees to purchase, on the Closing Date, all of the Seller’s right, title and interest in and to each Note identified on Schedule I attached hereto.

(b)             On the Closing Date, subject to the satisfaction or waiver of the conditions set forth herein:

(i)             Purchaser shall pay to the Seller the Purchase Price for the Notes in immediately available funds by wire transfer to the following account of Seller:

FRNYUS33

Federal Reserve Bank of New York, New York, NY

ABA (Fed Wire No.) 021084018

Acc:        021084018

MARKDEFF

Deutsche Bundesbank

Acc:       5041034066

 MARKDEFF

FFC:       SLBSDEFX

Lehman Brothers Bankhaus AG; and

(ii)          Seller shall deliver the Notes or cause the Notes to be delivered and the related Assignments to Purchaser. At the Seller’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the Purchaser and Seller shall agree.

(j)             It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Notes and not a debt instrument of the Seller or other security. Accordingly, each party intends to treat the transaction for United States federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Notes.

SECTION 3. Closing Documents.

The Closing Documents with respect to the sale of the Notes on the Closing Date shall consist of the following original documents:

(a)           this Agreement, duly executed by authorized representatives of the Seller and the Purchaser;

(b)           evidence, acceptable to Seller, of Issuer’s authorization, from the Director of Insurance of the State of South Carolina, to: (i) issue not less than $350,000,000 of the Floating Rate Surplus Notes to the Protective Life Corporation and (ii) purchase the Notes from the Seller; and

(c)             the Assignments, duly executed by an authorized representative of the Seller.

SECTION 4. Conditions to Closing.

The closing for the Notes to be sold on the Closing Date shall be subject to each of the following conditions:

(a)           the Seller and the Purchaser shall have executed and delivered all Closing Documents as specified in Section 3 of this Agreement, duly executed by all signatories as required pursuant to the respective terms thereof;

(b)           all other terms and conditions of this Agreement shall have been complied with (unless mutually waived by the Seller and the Purchaser);

(c)           Issuer shall have received regulatory approval from the Director of Insurance of the State of South Carolina as necessary to (i) issue not less than $350,000,000 of the Issuer’s Floating Rate Surplus Notes to the Company and (ii) purchase the Notes from Seller; and

(d)           the Company shall have obtained new debt financing of not less than $350,000,000 on terms and conditions acceptable to the Company to fund the purchase by the Company of the Issuer’s Floating Rate Surplus Notes.

If one or more of the conditions set forth in this section have not been satisfied by December 31, 2009, either the Seller or Purchaser is entitled to rescind this Agreement by written declaration to the other party. In this event all rights and duties from this Agreement shall be cancelled except for the provisions of sections 8, 10, 12, 13, 19.

SECTION 5. Representations and Warranties. The parties make the following representations and warranties which shall be true, correct and complete as of the date hereof:

(a)           The Purchaser represents and warrants to the Seller that (i) it is duly organized and validly existing as an entity under the laws of the jurisdiction in which it is chartered or organized, (ii) it has the requisite power and authority to enter into and perform this Agreement, and (iii) this Agreement has been duly authorized by all necessary action, has been duly executed by one or more duly authorized officers and is the valid and binding agreement of such party, enforceable against such party in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether considered by a court in equity or at law).

(b)           The Seller represents and warrants to the Purchaser that (i) to the best of Seller’s knowledge (being understood as the positive knowledge of the Insolvency Administrator), the Seller is entitled to freely dispose of this Agreement and the Notes without requiring any third-party consent; (ii) LEHMAN BROTHERS BANKHAUS AG is a stock corporation duly established under the laws of Germany; insolvency proceedings have been commenced over its assets; (iii) the Seller has the requisite power and authority to enter into and perform this Agreement, and (iv) this Agreement has been duly authorized by all necessary action on the part of the Seller, its creditors, the Insolvency Administrator and any Governmental Authority with jurisdiction over the insolvency proceedings of the Seller, has been duly executed by one or more duly authorized representatives of the Seller and is the valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether considered by a court in equity or at law).

(c)           The Seller represents and warrants to the Purchaser that: (i) the Insolvency Administrator has been duly appointed as the insolvency administrator of LEHMAN BROTHERS BANKHAUS AG (i. Ins.) over the assets of LEHMAN BROTHERS BANKHAUS AG (i. Ins.) by the Local Court Frankfurt am Main, Insolvency Court as set forth in the order dated as of November 13, 2008, issued by the Local Court Frankfurt am Main, Insolvency Court, a copy of which is attached hereto as Exhibit B-1; (ii) the insolvency proceedings of LEHMAN BROTHERS BANKHAUS AG (i. Ins.) and the appointment of the Insolvency Administrator have been acknowledged by the United States Bankruptcy Court for the Southern District of New York pursuant to the order dated as of May 22, 2009, issued by the United States Bankruptcy Court for the Southern District of New York , a copy of which is attached hereto as Exhibit B-2; (iii) as of November 13, 2008, the Notes were deposited, on behalf of LEHMAN BROTHERS BANKHAUS AG (i. Ins.), at JPMorgan Chase Bank in the custody account numbered “Account G 69702 LEHMAN BROTHERS BANKHAUS” and the Notes are listed in the asset list (Vermoegensverzeichnis) as of November 13, 2008 of the bankruptcy estate (Insolvenzmasse) of LEHMAN BROTHERS BANKHAUS AG (i. Ins.); (iv) the Insolvency Administrator is duly authorized and entitled to dispose of the Notes in accordance with the terms of this Agreement; (v) the Notes have been deposited, on behalf of LEHMAN BROTHERS BANKHAUS AG (i. Ins.), at JPMorgan Chase Bank in the custody account numbered “Account G 69702 LEHMAN BROTHERS BANKHAUS”; (vi) since the commencement of the insolvency proceedings of LEHMAN BROTHERS BANKHAUS AG (i. Ins.) the Insolvency Administrator has not sold, transferred or otherwise disposed of, or created any Lien on, any of the Notes; (vii) the Insolvency Administrator has not been notified of any Lien on or claim to any right, title or interest to or in the Notes made by any third party; (viii) to the best of Seller’s knowledge (being understood as the positive knowledge of the Insolvency Administrator) there are no Liens on any of the Notes and no claim to any right, title or interest in the Notes has been made by any third party; (ix) the Insolvency Administrator has not been notified of any claims against JPMorgan Chase Bank for the delivery of the Notes; and (x) to the best of Seller’s knowledge (being understood as the positive knowledge of the Insolvency Administrator), no claim has been made against JPMorgan Chase Bank for the delivery of the Notes.

(d)           The Purchaser represents and warrants to the Seller that (i) the Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning assigned to that term in Rule 144A of the Securities Act of 1933, as amended (the “Act”), who is aware that the offer, sale, pledge or other transfer of the Notes to it is being made in reliance on Rule 144A and is acquiring the Notes (or a beneficial interest in a Global Note) for its own account or for the account of another QIB as to which it exercises sole investment discretion in respect thereof; (ii) the Purchaser (and each account for which the Purchaser is purchasing) is not a broker-dealer that owns and invests on a discretionary basis less than U.S. $25 million in securities of unaffiliated issuers; (iii) the Purchaser (and each account for which the Purchaser is purchasing) is not a participant-directed employee plan, such as a 401(k) plan, or another plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of such plan; (iv) the Purchaser (and each account for which the Purchaser is purchasing) is acquiring such Notes or such beneficial interest for investment purposes and not with a view to distribution (except in accordance with Rule 144A); (V) the Purchaser (and each account for which the Purchaser is purchasing) was not formed for the purpose of investing in Golden Gate Captive Insurance Company; (VI) the Purchaser (and each account for which the Purchaser is purchasing) will hold and transfer at least the minimum denomination of the Notes; (VII) the Purchaser (and each account for which the Purchaser is purchasing) will provide notice of the applicable transfer restrictions to any subsequent transferees; and (VIII) the Purchaser (and each account for which the Purchaser is purchasing) acknowledges that the Purchaser may receive a list of participants holding positions in the Global Notes, if any, from one or more book-entry depositaries.

(e)           The Purchaser represents that is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement.

(f)            The Purchaser represents that (i) the Purchaser is a sophisticated buyer and seller of securities, claims, notes and other rights such as the Notes and has adequate information concerning the Notes to enable it to make an informed decision regarding the purchase of the Notes and (ii) the Purchaser has independently and without reliance upon the Seller, and based on such information as it deemed appropriate, made its own credit and legal analysis of, and decision to purchase, the Notes.

(g)           Purchaser, in its capacity as a transferee of the Notes, represents that it is in compliance with any and all transfer restrictions contained in the Notes and the Fiscal Agency Agreement.

SECTION 6. Covenants.

(a)        Each of Purchaser and Seller covenant and agree to comply with the reasonable requests of the Fiscal Agent regarding the transfer of the Notes to the Purchaser hereunder.

(b)           Purchaser covenants and agrees to use its best efforts to obtain regulatory approval from the Director of Insurance of the State of South Carolina as necessary for the Issuer to: (i) issue not less than $350,000,000 of the Issuer’s Floating Rate Surplus Notes to the Company and (ii) purchase the Notes from Seller; and

(c)           The Company covenants and agrees to use its best efforts to obtain new debt financing of not less than $350,000,000 on terms and conditions acceptable to the Company to fund the purchase by the Company of the Issuer’s Floating Rate Surplus Notes.

SECTION 7. Notes Sold “AS IS”.

The Purchaser acknowledges and agrees that, except for representations and warranties set forth in this Agreement, the Seller has not and does not represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of the Notes, and, subject to the terms of this Agreement, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Purchaser with respect to any and all Notes is sold, transferred, assigned and conveyed to Purchaser on an “AS IS, WHERE IS” basis WITH ALL FAULTS.

SECTION 8. No Personal Liability for the Insolvency Administrator.

The Insolvency Administrator shall incur no personal liability whatsoever under, or by virtue of, this Agreement nor in relation to any matter or claim howsoever, whenever and wherever arising hereunder and whether such claims are formulated in contract and/or tort by reference to any other right or remedy and in whatever jurisdiction or forum and to the extent any such personal liability exists, the parties hereto explicitly waive any and all potential rights and claims against the Insolvency Administrator personally. In particular, the Insolvency Administrator shall not be liable, on any document executed after and with a view to or for the purpose of putting this Agreement into effect, whether or not such document so provides and the Insolvency Administrator shall be entitled at any time to have such documents amended to include an exclusion of personal liability in the above terms.

SECTION 9. Limitation to Set-Off.

The parties hereto agree that any rights to set-off between them shall be limited to rights and claims related to, or arising from, this Agreement and that no other claims and rights between the parties hereto will be affected by this Agreement. The parties hereto acknowledge that they have entered into various other agreements between each other and agree that nothing provided for in this Agreement shall lead to, result in, or imply a right to set-off under claims existing or arising under any such other agreements.

SECTION 10.Costs.

Each of the Seller and the Purchaser shall each pay its own expenses, including but not limited to any commissions due its salesmen and legal fees and expenses of its attorneys.

SECTION 11. Amendments.

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by the parties hereto.

SECTION 12. Confidential Information.

The parties hereto shall keep confidential and shall not divulge to any party, without the other party’s written consent, the Purchase Price, except to the extent that it is appropriate for either party to do so in working with legal counsel, auditors, rating agencies, taxing authorities, governmental insurance regulators or other governmental agencies or as may be necessary or advisable under federal or state securities laws. The Seller shall keep confidential and shall not divulge to any party, other than its professional advisors and as otherwise may be required by applicable law, without the Purchaser’s consent any information about the Company or the Purchaser received by Seller from the Purchaser or its affiliates.

SECTION 13. Notices.

Except as may be otherwise agreed between the parties, all communications hereunder shall be made in writing to the relevant party by personal delivery or by courier or first-class registered mail, or the closest local equivalent thereto, by electronic mail or by facsimile transmission confirmed by personal delivery or by courier or first-class registered mail or electronic mail as follows:

To the Purchaser:

Golden Gate Captive Insurance Company

c/o Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

Attention: Nancy Kane, Senior Vice President and Senior Associate Counsel

Telephone: 205-268-3366

E-mail: nancy.kane@protective.com

Fax: 205-268-5516

To the Seller:

CMS Hasche Sigle

Barckhausstraße 12-16

60325 Frankfurt am Main

Germany

Attention: Dr. Joachim Kaetzler, Partner

Telephone: 011-49-69-71701-132

Email: jkaetzlerk@cms-hs.com

Fax: 011-49-69-71701-40433

or to such other address, telephone number or facsimile number or e-mail addresses as either party may notify to the other in accordance with the terms hereof from time to time. Any communications hereunder shall be effective upon receipt.

SECTION 14. Successors.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and no other person shall have any right or obligation hereunder. Neither party may assign its rights under this Agreement without the written consent of the other party.

SECTION 15. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16. Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 17. Entire Agreement.

This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreement or understanding relating to the subject matter hereof.

SECTION 18. Further Assurances.

The Seller and the Purchaser shall from time to time execute such financing or continuation statements, documents, security agreements, reports and other documents, or deliver such instruments, certificates of title or other documents as may be reasonably necessary to perfect or otherwise evidence the Purchaser’s right, title and the interest in and to the Notes.

SECTION 19. Governing Law.

This Agreement shall be deemed to have been made in the State of New York. This

Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law or any successor provisions which shall govern). The parties hereby agree that all disputes arising hereunder shall be submitted to and hereby subject themselves to the jurisdiction of the courts of competent jurisdiction, state and federal, in the State of New York.

SECTION 20. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

SECTION 21. Remedies.

In the event that the Purchaser fails to pay to the Seller the Purchase Price for any Note as provided in Section 2 of this Agreement, the Seller shall have the right to exercise all remedies available to it at law or equity. In the event that the Seller fails to tender any Note to the Purchaser as provided in Section 2 of this Agreement, the Purchaser shall have the right to exercise all remedies available to it at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Seller and Purchaser have caused this Agreement to he duly executed and delivered as of the day and year first above written.

LEHMAN BROTHERS BANKHAUS AG (i. Ins.), the Seller

By:	/s/ Dr. Michael Frege
Name:	Dr. Michael Frege
Title:	Insolvency Administrator (lnsolvenzverwalter)

GOLDEN GATE CAPTIVE INSURANCE COMPANY, the Purchaser

By:	/s/ Richard J Bielen
Name:	Richard J. Bielen
Title:	President

ACCEPTED AND AGREED with respect to Section 6(c):

PROTECTIVE LIFE CORPORATION, the Company

		By:	/s/ Richard J. Bielen
		Name:	Richard J. Bielen
		Title:	Vice Chairman and Chief Financial Officer

SCHEDULE I

SCHEDULE OF NOTES

1.               $100 million Golden Gate Captive Insurance Company Series A Floating Rate Surplus Notes Due August 15, 2037

2.               $100 million Golden Gate Captive Insurance Company Series A Floating Rate Surplus Notes Due August 15, 2037

3.               $150 million Golden Gate Captive Insurance Company Series A Floating Rate Surplus Notes Due August 15, 2037S-1

Exhibit A

Form of Note Assignment

ASSIGNMENT FORM

To assign this Note fill in the form below:

We assign and transfer this Note to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

And irrevocably appoint                                                                                 as agent to transfer this Note on the books of Golden Gate Captive Insurance Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed:

A-1

EXHIBIT B-1

Court Order from Local Court Frankfurt am Main, Insolvency Court
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Translation (G E)

— Copy —

Local Court Frankfurt am Main	11/13/2008
Insolvency Court
Ref. No.: 810 IN 1120/08 L
(Please quote in any correspondence)

Order

In the insolvency proceedings over the assets of Lehman Brothers Bankhaus Aktiengesellschaft, Rathenauplatz 1, 60313 Frankfurt am Main (Commercial Register of the Local Court Frankfurt am Main, no HRB 28139), represented by

1.   Michael Bonacker, (Board of Directors)

2.   Hans Martin Bury, (Board of Directors)

3.   Dr. Patrick Schmitz-Morkramer, (Board of Directors)

4.   Christian Spieler, (Board of Directors)

5.   Helmut Olivier, (Board of Directors)

are opened today on November 13th, 2008 at 11:45 AM the insolvency proceedings pursuant to sections 2, 3, 11, 16 ff Insolvency Act due to excessive indebtedness.

As the insolvency administrator is appointed:

Rechtsanwalt Michael C. Frege, Barckhausstrasse 12 — 16, 60325 Frankfurt/Main, tel.: 069/71701-300, fax: 069/71701-40-410.

The debtor is prohibited to dispose of its present and future assets while the insolvency proceedings are pending and the right of disposal of the debtor’s assets is transferred to the insolvency administrator. After the time of the opening, performances in fulfilment of an obligation to the debtor will not have discharging effects. Nevertheless, if performances are effected and the respective funds do not accrue to the insolvent’s assets, the performing party may run the risk to be obligated to the insolvency administrator to perform again.

Mickerts

Judge at the Local Court

EXIBIT B-2

Court Order from United States Bankruptcy Court for the Southern District of New York
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SONNENSCHEIN NATH & ROSENTHAL LLP D. Farrington Yates, Esq. (DY 8383)

Jillian Gutman Mann (admitted pro hac)

1221 Avenue of the Americas, 24th Floor New York, New York 10020-1089

Telephone:	(212) 768-6700
Facsimile:	(212) 768-6800

Attorneys for Dr. Michael C. Frege, in his capacity as Insolvency Administrator of Lehman Brothers Bankhaus AG (in Insolvenz)

UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------------------------------------------	x
In Re	: Chapter 15
:
LEHMAN BROTHERS BANKHAUS AG	: Case No. 09-12704 (JMP)
(in Insolvenz)	:
:
Debtor in a Foreign Proceeding.	:
-------------------------------------------------------------------------------	x

ORDER GRANTING RECOGNITION OF FOREIGN
REPRESENTATIVE AND FOREIGN MAIN PROCEEDING
AND FOR ADDITIONAL RELIEF UNDER 11 U.S.C. § 1521

This matter having come before the Court upon the petition for recognition of a foreign main proceeding (the “Official Form Petition”) commencing this Chapter 15 case, the Verified Petition Under Chapter 15 of the Bankruptcy Code for Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. § 1521 (the “Verified Petition,” and together with the Official Form Petition, the “Chapter 15 Petition”), the Declaration of Joachim Kane, as German Counsel, in Support of the Verified Petition Under Chapter 15 of the Bankruptcy Code for Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. § 1521 (the “Kane Declaration”), the Statement of Foreign Representative Pursuant to 11 U.S.C. § 1515(c) Identifying Foreign Proceedings (the “Section 1515(c) Statement”) and the Statement of Foreign Representative Listing Information Pursuant to Federal Rule of Bankruptcy Procedure 1007(a)(4) (the

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“Bankruptcy Rule 1007(a)(4) List,” together with the Chapter 15 Petition, the Kiihne Declaration and the Section 1515(c) Statement, the “Chapter 15 Pleadings”) each filed on April 29, 2009 by or on behalf of Dr. Michael C. Frege in his capacity as duly authorized Insolvency Administrator and putative foreign representative of Lehman Brothers Bankhaus AG (in Insolvenz) (“LBB”), a debtor in a currently ongoing insolvency proceeding in Germany (the “German Insolvency”) that is pending before the insolvency court at the Frankfurt Lower District Court (Amtsgericht Frankfurt am Main) (the “German Court”); Germany’s Federal Financial Supervisory Authority, Bundesanstalt far Finanzdienleistungsaufsicht (“BaFin”), having filed an application for the opening of insolvency proceedings with the German Court on November 12, 2008; insolvency proceedings having been opened by the German Court on November 13, 2008, and on that same day the German Court having issued an order appointing Dr. Frege as the Insolvency Administrator (Insolvenzverwalter) of LBB (the “November 13 Order”); the Court having reviewed and considered the Chapter 15 Pleadings; due, proper and timely notice of the filing of the Chapter 15 Pleadings having been given pursuant to the Order (I) Scheduling Hearing Regarding Chapter 15 Petition, and (II) Specifying Form and Manner of Service of Notice, dated May 1, 2009 which notice is deemed adequate for all purposes so that no other or further notice thereof need be given; no objections or other responses having been filed thereto that have not been overruled, withdrawn or otherwise resolved; all interested parties having had due and proper notice and an opportunity to be heard and after due consideration and good cause appearing therefore, the Court hereby FINDS AND CONCLUDES THAT:

A.            This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, and the Standing Order of Referral of Cases to Bankruptcy Judges of the United States District Court for the Southern District of New York (Ward, Acting C.J.), dated July 10, 1984.

B.            This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(P).

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C.            Venue is proper in this District pursuant to 28 U.S.C. § 1410.

D.            This case was properly commenced pursuant to 11 U.S.C. §§ 1504 and 1517.

E.             The Verified Petition and the other Chapter 15 Pleadings meet the requirements of 11 U.S.C. § 1515.

F.             The German Insolvency is a foreign proceeding within the meaning of 11 U.S.C. § 101(23).

G.            The German Insolvency is entitled to recognition by this Court pursuant to 11 U.S.C. §§ 1515 and 1517(a).

H.            Germany is where LBB’s center of main interest is located and, therefore, the German Insolvency is entitled to recognition as a foreign main proceeding pursuant to 11 U.S.C. §§ 1502(4) and 1517(b)(1).

I.              Dr. Frege is a person and the duly appointed foreign representative of LBB within the meaning of 11 U.S.C. § 101(24).

J.             Dr. Frege is entitled to all of the relief set forth in 11U.S.C. § 1520 immediately upon entry of this Order.

K.            The relief sought in the Verified Petition will not cause undue hardship or inconvenience to parties-in-interest and, to the extent that any hardship or inconvenience may result, such hardship or inconvenience is outweighed by the benefits to LBB, its estate and its creditors.

L.             The relief sought in the Verified Petition is necessary to effectuate the purpose of Chapter 15, to protect LBB and the interests of its creditors, and is not manifestly contrary to the public policy of the United States.

M.           Dr. Frege is entitled to additional relief set forth herein under 11 U.S.C. § 1521. For all of the foregoing reasons, and after due consideration and good cause appearing therefor, IT IS HEREBY ORDERED THAT:

1.             The German Insolvency is granted recognition as a foreign proceeding as defined

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in 11 U.S.C. § 101(23), pursuant to 11 U.S.C. § 1517(a); and

2.             The German Insolvency is granted recognition as a foreign main proceeding pursuant to 11 U.S.C. § 1517(b)(1); and

3.             Dr. Frege is recognized as the duly appointed foreign representative of LBB within the meaning of 11 U.S.C. § 101(24); and

4.             The provisions of 11 U.S.C. § 1520 shall be effective immediately upon entry of this Order; and

5.             Dr. Frege shall be entitled to seek discovery in connection with LBB’s assets located within the territorial jurisdiction of the United States pursuant to 11 U.S.C. § 1521(a)(4), subject to compliance with the provisions of Rule 2004 of the Federal Rules of Bankruptcy Procedure; and

6.             Dr. Frege is hereby entrusted with the administration, realization and distribution of all of LBB’s assets located within the territorial jurisdiction of the United States, along with LBB’s worldwide assets, pursuant to 11 U.S.C. §§ 1521(a)(5) and 1521(b).

Dated:	New York, New York
May 22, 2009
s/ James M Peck
United States Bankruptcy Judge

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